Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference the Registration Statements on Form S-8 (Nos. 333-77312, 333-64332, 333-37578, 333-68223, 333-39963 and 333-178047) and Registration Statement No. 333-162276 on Form S-1 of IntegraMed America, Inc. and Subsidiaries of our reports dated March 6, 2012, relating to the consolidated financial statements, the effectiveness of internal controls over financial reporting, and consolidated financial statement schedule, which appears in this Form 10-K.

/s/EisnerAmper, LLP
New York, New York
March 6, 2012